UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2008

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment and Restatement of Bylaws

On October 30, 2008, the Board of Directors of GlobalSCAPE, Inc. (the “Company”) amended and restated the advance notice provisions of the Company’s Amended and Restated Bylaws (“Bylaws”). The following is a summary of the changes effected by the amendments to the Bylaws (unless otherwise noted below such changes are reflected in Article II, Section 5 of the Bylaws, as amended and restated):

•

adding a provision specifying that advance notice of a matter sought to be brought by a stockholder before an annual meeting of stockholders must be brought by a stockholder who is a stockholder of record on the date the notice is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting on such matter, and who complies with the procedures of the advance notice bylaw provision;

•	adding a provision specifying that written notice of any nomination of directors or other proposal by a stockholder (“Stockholder Notice”) must be timely;

•	adding a provision specifying that a Stockholder Notice must contain the following information:

•	whether the stockholder is providing the notice at the request of a beneficial owner of shares;

•	a description of all equity securities of the Company beneficially owned by the stockholder and any beneficial owner;

•	any proxy or other arrangement relating to voting of shares;

•

whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into by or for the benefit of such stockholder or beneficial owner with respect to the Company, which allows the stockholder or beneficial owner to profit or share in the profit from an increase or decrease in the value of the shares of the Company;

•

any other information relating to such stockholder and beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies in a contested election under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

if the notice relates to business other than a nomination, set forth a brief description of the business to be brought before the meeting, the reasons for it and any material interest of such stockholder or beneficial owner in it and any agreements with any other persons with respect to the proposal of such business;

•

adding a provision specifying that any Stockholder Notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by the Exchange Act and (ii) information as to compensation and other material arrangements between such stockholder or beneficial owner and their affiliates, on the one hand, and each proposed nominee and their affiliates, on the other.

•

adding a provision specifying that any proposed nominee provide the Company with a written questionnaire with respect to the background and qualification of such person and a written representation and agreement that such person is not and will not become a party to any agreement as to (1) how such a person will vote on a particular matter upon becoming a director (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply with his or her fiduciary duties, (2) is not a party to any agreement with respect to any compensation with any party other than the Company that has not been disclosed and (3) would be in compliance, if elected, and will comply with all applicable Company policies. The Company may also require such person to furnish such other information as the Company may reasonably require to determine whether the nominee would be considered “independent” as a director under the various rules and standards applicable to the Company.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s Amended and Restated Bylaws, as amended and restated effective October 30 2008, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.2	Amended and Restated Bylaws, effective October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Mendy Marsh
Mendy Marsh, Vice President and Chief Financial Officer

Dated: November 5, 2008

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